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                                                                     EXHIBIT 4.2


                                   EMTEC, INC.

                             1996 STOCK OPTION PLAN

Article 1. PURPOSE OF THE PLAN

         1.1. Purpose - The Emtec, Inc. 1996 Stock Option Plan (the "Plan") is intended to provide directors and eligible employees of Emtec, Inc. (the "Corporation") and its subsidiaries, an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate directors and employees to make substantial contributions to the success of the Corporation's business.

         1.2. Stock Options to be Granted - Options granted under this Plan are intended to be Incentive Stock Options within the meaning of Code Section 422(b); however, Nonqualified Stock Options may also be granted within the limitations of the Plan as herein described.

Article 2. DEFINITIONS

         2.1. "Agreement" - The written instrument evidencing the grant of an Option. A Participant may be issued one or more Agreements from time to time, reflecting one or more Options.

         2.2. "Board" - The Board of Directors of the Corporation.

         2.3. "Code" - The Internal Revenue Code of 1986, as amended.

         2.4. "Committee" - The person or persons which the Board appoints to administer the Plan.

         2.5. "Common Stock" - That common stock of the Corporation as described in the Corporation's Certificate of Incorporation, or such other stock as shall be substituted therefor.

         2.6. "Corporation" - Emtec, Inc. or any Subsidiary.

         2.7. "Director" - A member of the Board.

         2.8. "Employee" - Any executive officer, non-executive officer or other person employed by the Corporation.

         2.9. "Exchange Act" - The Securities Exchange Act of 1934, as amended.

         2.10. "Incentive Stock Option" - A stock option intended to satisfy the Requirements of Code Section 422(b).

         2.11. "Nonqualified Stock Option" - A stock option other than an Incentive Stock Option.

         2.12. "Optionee" - A Participant who is awarded a Stock Option pursuant to the provisions of the Plan.

         2.13. "Participant" - An Employee or Director who receives a grant of an Option under the Plan.

         2.14. "Plan" - Emtec, Inc. 1996 Stock Option Plan.









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         2.15. "Retirement" - Separation of an Employee from service with the
Corporation on account of early, normal or late retirement, in accordance with the retirement policies of the Corporation as amended from time to time, or as determined by the Board.

         2.16. "Securities Act" - The Securities Act of 1933, as amended.

         2.17. "Shareholder" - Each shareholder of the Company as of the effective date of the Plan.

         2.18. "Stock Option" or "Option" - An award of a right to purchase Common Stock pursuant to the provisions of the Plan

         2.19. "Subsidiary" - A corporation as defined in Code Section 424(f) with respect to the Corporation.

Article 3. ADMINISTRATION OF THE PLAN

         3.1. The Committee - The Plan shall be administered by the Committee to be composed of three (3) or more members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

         3.2. Power of the Committee -

               (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Optionees and any person claiming under or through an Optionee, unless otherwise determined by the Board.

               (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the Board, the Committee shall have exclusive jurisdiction to:

                    (1) determine who are the Corporation's executive,
               non-executive officers and other persons employed by the Corporation, and therefore, Employees under the Plan;

                    (2) select the Employees and Directors to be granted Options
               (it being understood that more than one (1) Option may be granted to the same person);

                    (3) determine the number of shares subject to each Option;

                    (4) determine the date or dates when the Options shall be
               granted;

                    (5) determine the purchase price of the shares subject to
               each Option in accordance with Article 5 of the Plan;

                    (6) determine the date or dates when each Option may be
               exercised within the tem of the Option specified pursuant to
               Article 7 of the Plan;

                    (7) determine whether an Option constitutes an Incentive
               Stock Option; and



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                    (8) prescribe the form, which shall be consistent with the
               Plan, of the Agreement evidencing any Options granted under the Plan.

         3.3. Terms - The grant of an Option under the Plan shall be evidenced by an Agreement and may include any terms and conditions consistent with this Plan, as the Committee may determine.

         3.4. Liability - No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan. The Corporation shall indemnify, hold harmless and defend each member of the Board or the Committee against any losses arising out of any action or determination made, by the Board or the Committee with respect to this Plan or any Options under this Plan, provided that such actions or determinations are made in good faith and not as a result of gross negligence or willful misconduct.

Article 4. COMMON STOCK SUBJECT TO THE PLAN

         4.1. Common Stock Authorized - The aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed six hundred fifty thousand (650,000) shares. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 9 of the Plan.

         4.2. Shares Available - The Common Stock to be issued upon exercise of Options granted under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires or is terminated, the shares of Common Stock allocable to the unexercised portion of such Option may thereafter be regranted subject to an Option granted under the Plan.

Article 5. STOCK OPTIONS

         5.1. Exercise Price - The exercise price per share of Common Stock shall be equal to or greater than one hundred (100%) percent of the fair market value of one (1) share of Common Stock on the date the Option is granted, except that the purchase price per share shall be one hundred ten (110%) percent of such fair market value in the case of an Incentive Stock Option granted to any individual described in Section 6.2 of the Plan. The exercise price shall be subject to adjustment only as provided in Article 9 of the Plan.

         5.2. Limitation on Incentive Stock Options - The aggregate fair market value (determined as of the date an Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other incentive stock option plans maintained by the Corporation) shall not exceed one hundred thousand dollars ($100,000).

         5.3. Determination of Fair Market Value -

               (a) During such time as Common Stock is not listed on an established stock exchange or exchanges but is listed on the Nasdaq National Market, the fair market value per share shall be the closing sale price for the Common Stock on the day the Option is granted if no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.


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               (b) During such time as the Common Stock is not listed on an established stock exchange or on the Nasdaq National Market, the fair market value per share shall be the mean between the closing dealer "bid" and "asked" prices for the Common Stock for the day of the grant, and if no "bid" and "asked" prices are quoted for the day of the grant, the fair market value shall be determined by reference to such prices on the next preceding day on which such prices were quoted.

               (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share shall be deemed to be the closing price of Common Stock on the principal exchange on the day the Option is granted or, if no sale of Common Stock has been made on any stock exchange on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

               (d) In the event that the Common Stock is not traded on an established stock exchange or on the Nasdaq National Market, and no closing dealer "bid" and "asked" prices are available on the day of a grant, then fair market value shall be the price established by the Committee in good faith.

         5.4. Cashless Exercise - In addition, at the request of a Participant and to the extent permitted by applicable law, the Corporation may, in its sole discretion, selectively approve arrangements with a brokerage firm under which such brokerage firm, on behalf of the Participant, shall pay to the Corporation the exercise price of the Stock Options being exercised, and the Corporation, pursuant to an irrevocable notice from the Participant, shall promptly deliver the shares being purchased to such firm.

Article 6. ELIGIBILITY

         6.1. Participation - Options shall be granted only to persons who are
(a) Employees of the Corporation, as determined by the Committee, and ratified by a majority of the members of the Board, or (b) Directors of the Corporation. No person who is not an Employee or Director of the Corporation shall be eligible to receive an Option under the Plan. A Director is not required also to be an Employee of the Corporation to be eligible to receive an Option under the Plan.

         6.2. Incentive Stock Option Eligibility - Notwithstanding any provision of the Plan, an individual who owns more than ten (10%) percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option, unless the special requirements set forth in Sections 5.1 and 7.2 of the Plan are satisfied. For purposes of this Section 6.2, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for such individual's brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

Article 7. TERM OF EXERCISE OF OPTIONS

         7.1. Vesting Schedule - An Optionee who is an Employee shall have a cumulative vested interest in the right to exercise an Option granted hereunder determined only by reference to continuous employment with the Corporation following the date of the grant of the Option, as follows:



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
  Period of Continuous Employment
   Following Date of Grant of the        Cumulative Vested
               Option                       Percentage
   -------------------------------       ------------------
Less than 1 year                                  0%
One year or more                                 25%
Two years or more                                50%
Three years or more                              75%
Four years or more                              100%


         7.2. Termination - Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the Board, and specified in the Agreement; provided, however, that (i) each intended Incentive Stock Option granted to an individual described in Section 6.1 of the Plan shall terminate not later than five (5) years after the date of the grant,
(ii) each other intended Incentive Stock Option shall terminate not later than ten (10) years after the date of the grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten (10) years and one (1) month after the date of grant. If a Change of Control or an event described in Section 8.3 occurs, Stock Options granted to Employees or Directors shall become immediately exercisable notwithstanding the application of Section 7.1 of the Plan.

         The Committee at its discretion may provide further limitations on the exercisability of Options granted under the Plan. An Option of an Employee may be exercised only during the continuance of the Optionee's employment, except as provided in Article 8 of the Plan.

         7.3. Exercise -

               (a) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he has elected to purchase, in such form as the Corporation shall have prescribed or approved, and shall at the time of exercise tender the full purchase price of the shares he has elected to purchase. The purchase price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, with the approval of the Committee at or prior to exercise, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by the Optionee and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Article 5 hereof) or by delivering such combination of cash and such shares as the Committee in its sole discretion may approve. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied.

               (b) A person holding more than one (1) Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise any such Option in any order.

               (c) For purposes of Subsection 7.2 above, a "Change of Control" shall be deemed to have occurred if:

                    (1) any "Person" (which for purposes of this Section 7 shall mean as such term is used in Sections 13(d) and 14(d) of the Exchange Act, except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (the "Benefit Plan(s)"), is or


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               becomes the beneficial owner, directly or indirectly, of the
               Corporation's securities representing nineteen and nine tenths (19.9%) percent or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction described in (4) below;

                    (2) there occurs a contested proxy solicitation of the
               Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing nineteen and nine tenths (19.9%) percent or more of the combined voting power of the Corporation's then outstanding securities;

                    (3) there occurs a sale, exchange, transfer or other
               disposition of substantially all of the assets of the Corporation to another entity, except to an entity controlled directly or indirectly by the Corporation;

                    (4) there occurs a merger, consolidation, or other
               reorganization of the Corporation, unless:

                         (A) the shareholders of the Corporation immediately
                    before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization at least fifty-one (51%) percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Corporation immediately before such merger, consolidation or reorganization;

                         (B) the individuals who were members of the Board
                    immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least fifty-one (51%) percent of the members of the board of directors of the Surviving Corporation; and

                         (C) no Person (other than the Corporation or any
                    Subsidiary, any Benefit Plan (or any trust forming a part thereof maintained by the Corporation, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of twenty (20%) percent or more of the then outstanding voting securities) has beneficial ownership of twenty (20%) percent or more of the Surviving Corporation's then outstanding voting securities;

                    (5) a plan of liquidation or dissolution of the Corporation other than pursuant to bankruptcy or insolvency laws is adopted;
               or

                    (6) during and period of two (2) consecutive years,
               individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were Directors at the beginning of the period;

         Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred for purposes of this Plan:


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                         (A) in the event of a sale, exchange, transfer or other
                    disposition of substantially all of the assets of the Corporation, or a merger, consolidation or other reorganization, involving the Corporation and a Participant alone or with other Participants, or any entity in which the Participant (alone or with other Participants) has, directly or indirectly, at least a five (5%) percent equity or ownership interest; or

                         (B) in a transaction otherwise commonly referred to as
                    a "management leveraged buy-out."

         Notwithstanding Clause (1) of the preceding paragraph, a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing twenty (20%) percent or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to twenty (20%) percent or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of twenty (20%) percent or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation, then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (1) of the preceding paragraph. In no event shall a Change in Control of the Corporation be deemed to occur under such Clause (1) with respect to Benefit Plans.

Article 8. TERMINATION OF EMPLOYMENT AFTER VESTING

         8.1. Retirement - In the event of Retirement, an Option shall lapse at the earlier of the term of the Option or:

               (a) In the case of an Incentive Stock Option, three (3) months from the date of retirement; and

               (b) In the case of Options other than Incentive Stock Options, up to twenty-four (24) months, at the discretion of the Committee, from the date of Retirement.

         8.2. Voluntary Termination - In the event of voluntary termination of employment at the election of the Optionee or termination at the election of the Corporation, all Options shall lapse as of the date of termination.

         8.3. Death or Disability - In the event of termination due to death or "Disability" as defined in Code Section 72(m)(7), an Option shall lapse at the earlier of the term of the Option or one (1) year after termination due to such causes.

Article 9. ADJUSTMENT PROVISIONS

         9.1. Share Adjustments -

               (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock shall be



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          increased through the payment of a stock dividend, then, subject to the provisions of Subsection (c) below, there shall be substituted for or added to each share of stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation which was theretofore appropriated, or which thereafter may become subject to an Option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of the stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Options shall also be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

               (b) If there shall be any other change in the number or kind of the outstanding shares of the stock of the Corporation, or of any stock or other securities in which such stock shall have been changed, or for which it shall have been exchanged, and if a majority of the members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

               (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

         9.2. Corporate Changes - A dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the Surviving Corporation, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does in the transaction assume and continue the Option or substitute its own options.

         9.3. Fractional Shares - Fractional shares resulting from any adjustment in options pursuant to this Article 9 may be settled as the Board or the Committee (as the case may be) shall determine.

         9.4. Binding Determination - To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

Article 10. INITIAL GRANT OF STOCK OPTIONS TO EMPLOYEE SHAREHOLDERS

         10.1. Grant - Contemporaneous with the effective date of this Plan and in accordance with the requirements of Section 11.1, the shareholders of the Company who are employees on that date shall automatically be granted Incentive Stock Options to purchase an aggregate of four hundred thirty-three thousand three hundred thirty-six (433,336) shares of the Corporation's Common Stock at the fair market value (or, for an individual described in Section 6.2 of the Plan, 110% of the fair market value) of such shares on the date of such grant (with the fair market value of such stock to be determined in the manner provided in Article 5 hereof), in the respective amounts set forth on Schedule
10.1 attached hereto.

         10.2. Application - The Committee may not exercise discretion under any provisions of this Plan with respect to Options granted under this Plan to the extent that such discretion is inconsistent with Rule 16b-3 of the Exchange Act.


                                      8









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Article 11. GENERAL PROVISIONS

         11.1. Effective Date - The Plan shall become effective upon its adoption by the Board, provided that any grant of an Option (including an Option granted pursuant to Article 10) is subject to the approval of the Plan by the shareholders of the Corporation within twelve (12) months of its adoption by the Board.

         11.2. Termination of the Plan - Unless previously terminated by the Board of Directors, the Plan shall terminate on, and no Options shall be granted after, the tenth anniversary of its adoption by the Board.

         11.3. Limitation on Termination, Amendment or Modification

               (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that without the approval of the stockholders of the Corporation no amendment or modification shall be made by the Board which:

                         (1) increases the maximum number of shares of Common
               Stock as to which Options may be granted under the Plan;

                         (2) changes the class of eligible Employees; or

                         (3) otherwise requires the approval of shareholders in
               order to maintain the exemption available under Rule 16b-3 (or any similar rule) under the Exchange Act.

               (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Optionee or any person validly claiming under or through the Optionee.

         11.4. No Right to Employment - Neither anything contained in the Plan or in any instrument under the Plan nor the grant of any Option hereunder shall confer upon any Optionee any right to continue in the employ of the Corporation or of any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Optionee's employment at any time and for any reason.

11.5.    Withholding Taxes -

               (a) Subject to the provisions of Subsection (b), the Corporation shall require that an Optionee or any other person or entity receiving Common Stock upon exercise of an Option, as a condition of the exercise of an Option other than an Incentive Stock Option, pay or reimburse any taxes which the Corporation is required to withhold in connection with the exercise of the Option.

               (b) An Optionee may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable upon the exercise of an Option) having a fair market value equal to the amount required to be withheld. An election by an Optionee to have shares withheld for this purpose shall be subject to the following restrictions:

                    (1) it must be made prior to the date on which the amount of tax to be withheld is determined (the "Tax Date");

                    (2) it shall be irrevocable;


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                    (3) it shall be subject to disapproval by the Committee;

                    (4) if the Optionee is an officer of the Corporation within the meaning of Section 16 of the Exchange Act (an "Officer"), such election may not be made within six (6) months of the grant of the Option (except that this restriction shall not apply in the event of the death or disability of the Optionee prior to the expiration of the six-month period);

                    (5) if the Optionee is an Officer, such election must be
               made either at least six (6) months prior to the Tax Date or in the ten-day "window period" beginning on the third day following the release of the Corporation's quarterly or annual summary statement of revenues and earnings; and

                    (6) where the Tax Date of an Officer is deferred up to six
               (6) months after the exercise of an Option, the full number of Option shares shall be issued or transferred upon exercise, but shall be unconditionally obligated to tender back to the Corporation the proper number of shares of Common Stock on the Tax Date.

         11.6. Listing and Registration of Shares -

               (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue of shares thereunder, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

               (b) If a registration statement under the Securities Act with respect to the share issuable upon exercise of any Option granted under the Plan is not in effect at the time of exercise, as a condition of the issuance of the shares, the person exercising such Option shall give the Committee a written statement, satisfactory in form and substance to the Committee, that such person is acquiring the shares for such person's own account for investment and not with a view to distribution. The Corporation may place upon any stock certificate for shares issuable upon exercise of such Option the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OF A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED."


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



                                 AMENDMENT NO. 1
                                       to
                       EMTEC, INC. 1996 STOCK OPTION PLAN

         WHEREAS, certain technical amendments are required in order to assure that options granted pursuant to the EMTEC, Inc. 1996 Stock Option Plan ("Plan") qualify as incentive stock options within the meaning of Internal Revenue Code
Section 422(b); and

         WHEREAS, certain technical amendments are required in order clarify the meaning of the Plan.

         THEREFORE, the Plan is hereby amended as follows:

1. Each capitalized term used herein and not otherwise defined herein shall bear the meaning ascribed to it in the Plan.

2. The reference to "Section 6.1 of the Plan" found in Section 7.2 of the Plan shall be amended to be "Section 6.2 of the Plan".

3. Section 8.2 of the Plan shall be amended to read in its entirety as follows:

         8.2 Voluntary Termination - In the event of the voluntary termination of employment at the election of the Optionee or termination at the election of the Corporation, all Options shall lapse at the earlier of their respective terms or three months after the date of such termination of employment.

4. The reference to "Code Section 72(m)(7)" found in Section 8.3 of the Plan shall be amended to be "Code Section 22(e)(3)".

5. A new Section 8.4 shall be added to the Plan, which shall read in its entirety as follows:

         8.4 Special Circumstances Lapsing - Notwithstanding any other provisions contained herein, if the Optionee shall (a) commit any act of malfeasance or wrongdoing affecting the Corporation, (b) breach any covenant not to compete, or employment contract, with the Corporation, or (c) engage in any conduct that would warrant the Optionee's discharge for cause (excluding general dissatisfaction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Corporation), any unexercised portion of the Option shall immediately lapse and be void.

6. A new Section 11.7 shall be added to the Plan, which shall read in its entirety as follows:

         11.7 Special Covenants -

                  (a) In the event that the holders of more than 50% of the issued and outstanding shares of Common Stock (the "Majority Shareholders") desire to sell all of their shares of Common Stock in an arms-length transaction to an


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         independent third party, they may give Grantee written notice of same.
         The Majority Shareholders shall have the right to require Optionee to
         (i) exercise or forfeit his option rights hereunder and (ii) sell the Common Stock subject to the his Options on the same terms (pro rata) as the Majority Shareholders are selling their shares of Common Stock.

                  (b) In the event that the Majority Shareholders are selling all of their shares of Common Stock in an arms-length transaction to an independent third party, they shall give Optionee written notice of same. Optionee shall have the right, exercisable by written notice within 15 business days of receipt of the notice from the Majority Shareholders, to be included (on a pro rata basis based on percentage interests) in such sale on terms no less favorable than the terms of the sale of the Majority Shareholder's shares.

                  (c) If in connection with the registration of the Corporation's securities under the Act the Majority Shareholders grant a Standstill Covenant (as hereinafter defined), the Corporation shall have the right to require Optionee to enter into a Standstill Covenant on the same terms. For the purposes hereof, a "Standstill Covenant" shall be an agreement given to a third party that the grantor of the Standstill Covenant will not sell or otherwise dispose of his Corporation securities for a period of up to one year.

7. Notwithstanding anything contained herein to the contrary, the provisions of Sections 5 and 6 hereof shall not apply to any Option granted prior to the adoption of this Amendment by the Corporation's Board of Directors except and only to the extent that the Optionee agrees in writing to be bound thereby.

8. This Amendment shall be effective immediately upon adoption of this Amendment by the Corporation's Board of Directors. Except as modified hereby, all of the terms of the Plan remain in full force and effect.



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